EXHIBIT 10.25

DAIMLER COMMERCE PARTNERS, L.P.
2008 INDUSTRIAL REAL ESTATE LEASE

This Lease is entered into by DAIMLER COMMERCE PARTNERS, L.P., a California Limited Partnership by its General Partner, CONIFER INVESTMENTS, INC. (LANDLORD) and SRS LABS, INC., a California Corporation (TENANT) on the following terms and conditions:

RECITALS

A.            LANDLORD is a California Limited Partnership which owns the industrial building located at 2905 to 2917 Daimler Street, Santa Ana, California. The General Partner of the LANDLORD is Conifer Investments, Inc., a California Corporation. The principal place of business of the LANDLORD is located at 2905 South Daimler Street, Santa Ana, California 92705-5810.

B.            TENANT is a California Corporation with its principal place of business located at 2909 South Daimler Street, Santa Ana, California 92705-5810.

C.            On June 1,1994. LANDLORD and TENANT entered into a three year written lease for the premises located at 2909 South Daimler Street, Santa Ana, California consisting of approximately 11,700 square feet. The lease commenced on June 1,1994 and terminated on May 31, 1997. The June 1, 1994 lease was entitled DAIMLER COMMERCE PARTNERS, L.P. INDUSTRIAL REAL ESTATE LEASE and consisted of thirteen (13) pages and two exhibit pages and was a Multi-Tenant Net Form published by the Southern California Chapter of the Society of Industrial and Office Realtors.

D.            On June 1,1997 the LANDLORD and TENANT entered into a new lease for the premises located at 2909 South Daimler Street, Santa Ana, California with the lease premises consisting of approximately 23,400 square feet, with the lease term to be for three years commencing on June 1,1997 and terminating on May 31,2000, with an option to extend the lease for two years commencing June 1,2000 and ending May 31,2002.  The terms and conditions of the lease were set forth in the June 1,1994 lease as modified by a two page document entitled Lease Terms and Conditions dated May 31, 1997 with the lease term commencing on June 1,1997. (“the 1997 Lease”)

E.             On May 31,2000 the TENANT exercised its option to extend the 1997 lease for the premises located at 2909 South Daimler Street, Santa Ana. California for a two year period as provided in the 1997 Lease.

F.             On May 31,2002 the TENANT entered into a new lease for the premises located at 2909 South Daimler Street, Santa Ana, California with the lease premises to consisting of approximately 23,400 square feet, with the lease term to be for three years commencing on June I, 2002 and terminating on May 01,2005, with an option to extend the lease for three years commencing on June 1, 2005 and ending May 31,2008. The terms and conditions of the lease were set forth in the June 1, 1994 lease as modified by a two page document entitled Lease Terms and Conditions dated May 31,2002 with the lease term commencing on June 1,2002. (“the 2002 Lease”)

G.            LANDLORD and TENANT are desirous of entering into a new lease for the premises located at 2909 South Daimler Street, Santa Ana, California with the lease premises consisting of approximately 23,400 square feet, with the lease to be for five years commencing on June I, 2008 and terminating on May 31,2013, with an option to extend the lease for an additional three year term commencing on June 1, 2013 and terminating on May 31,2016. (‘‘the 2008 Lease”)

2008 LEASE TERMS AND CONDITIONS

LANDLORD and TENANT hereby enter intothe2008 Lease of the premises located at 2909 South Daimler Street, Santa Ana California 92705-5810 on the following terms and conditions.

ARTICLE I: TERMS OF LEASE

The LANDLORD and TENANT hereby agree that the terms and conditions of this lease shall be the same terms and conditions as the DAIMLER COMMERCE PARTNERS, L.P. INDUSTRIAL REAL ESTATE LEASE dated June 1,1994 that was entered into by the LANDLORD and TENANT for the leased premises located at 2909 South Daimler Street, Santa Ana, California 92705-5810 and as modified herein. The June 1, 1994 Lease consists of thirteen (13) pages and two exhibit pages entitled “Daimler Commerce Partners, L. P. Industrial Real Estate Lease” with the subheading of “Multi-Tenant Net Form” published by the Southern California Chapter of the Society of Industrial and Office Realtors, Inc., is attached hereto as Exhibit “A” and is incorporated herein with the following modifications:

Section 1.01: Date of Lease: June 1,2008

Section 1.04: Property: The Property is approximately 23,400 square feet located at 2909 South Daimler Street. Santa Ana, California 92705-5810.

Section 1.05: Lease Term: Five (5) years and zero (0) months beginning June 1, 2008 and terminating on May 31,2013.

Section 1.12a: Base Rent: The base rental rate for the period of June 1, 2008 through May 31, 201 1 shall be $.85 per square feet per month which is a base monthly rental rate of $19,890%0 per month. Commencing June 1,201 1 and continuing through May 31, 2013 the base monthly rent shall be $.89 per square feet per month which is a base monthly rental rate of $20,826.00’ber month.

Section 1.12b: Other Periodic Payments: The Lease is a Triple Net (NNN) lease with TENANT’S pro rata share of common area expenses being 50% of the total building size of 46,800 square feet (Section 4.05). Other Tenant expenses include Real Property Taxes (Section 4.02); Utilities (Section 4.03); Insurance Premiums (Section 4.04); and Conditions of Property, Maintenance, Repairs and Alterations (Article Six).

Section 1.14a: Tenant Improvement Allowance: This section of the June I, 1994 lease is deleted from this lease.

Section 1.14b: Lease Cancellation: This section of the June 1, 1994 lease is deleted from this lease.

Section 1.15: Other Terms of Lease: The other t e n s and conditions of the June 1,1994 Lease that are not modified by the above referenced sections are incorporated into this lease by the LANDLORD and TENANT as if set forth in detail herein. A copy of the June 1,1994 Lease is attached hereto as Exhibit 1 and is incorporated herein by reference and is made a part of this lease.

ARTICLE 16 OPTION TO EXTEND THE LEASE

Section 16.01: Option to Renew Lease: The TENANT Is granted an option to extend the lease for three (3) additional years commencing on June 1, 2013 and terminating on May 31, 2016. In order to exercise the option to extend the lease the TENANT must be in full compliance with all of the terms and conditions of the lease on the date of the exercise of the option to extend the lease and on the termination date of the original term of this lease. In order to exercise the option to extend the lease the TENANT shall notify the LANDLORD in writing of the exercise of the option to extend the lease at least six (6) months prior to the termination date of the original term of this lease which is May 31,2013.

Section 16.02: Base Rental Rate: In the event the TENANT extends the lease for the three (3) year period of time, the lease shall be extended on the same terms and conditions as this lease with the exception that the base monthly rental rate shall be $.91 per square foot per month plus the Triple Net (NNN) terms of the lease. with the new base monthly rental rate of $21,294.00 per month commencing on June I, 201 3 and continuing each month thereafter through May 31,2016.

LANDLORD

DAIMLER COMMERCE PARTNERS L.P., a CALIFORNIA LIMITED PARTNERSHIP

Dated:	May 31, 2008		/s/ Misako Yuen
		By:	Misako Yuen, President of Conifer Investments Inc., its General Partner

TENANT

SRS LABS, INC.

Dated:	May 27, 2008		/s/ Ulrich E. Gottschling
		By:	Ulrich E. Gottschling Chief Financial Officer